EXHIBIT 12(B)
SECTION 906 CERTIFICATIONS

                           SECTION 906 CERTIFICATIONS

Ralph W. Bradshaw, Principal Executive Officer, and Jodi B. Levine, Principal Financial Officer, of the Cornerstone Strategic Value Fund, Inc. (the "Fund"), each certify to his/her knowledge that:

(1) The Fund's periodic report on Form N-CSR for the period ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.


/s/ Ralph W. Bradshaw                       /s/ Jodi B. Levine
---------------------                       ------------------
Ralph W. Bradshaw                           Jodi B. Levine
Chairman and President                      (Principal Financial Officer)
(Principal Executive Officer)               September 8, 2005
September 8, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.